Exhibit 99.1
For Immediate Release
Assisted Living Concepts, Inc. Provides Supplemental Financial Information Regarding its Owned and
Leased Properties
MENOMONEE FALLS, WISCONSIN January 3, 2011
Assisted Living Concepts, Inc. (“ALC”) (NYSE:ALC) today released supplemental financial information for the quarter and nine months ended September 30, 2010. This supplemental information is intended to provide investors, analysts and interested parties with further detail regarding ALC’s owned versus leased portfolio of properties.
“Recent real estate transactions have demonstrated the value of senior housing owned assets,” commented Laurie Bebo, President and Chief Executive Officer. “We believe that providing additional transparency into the value proposition of our owned and leased assets is meaningful information to share with our investors.”
At September 30, 2010, ALC owned 152 residences consisting of 6,780 units and operated an additional 59 residences consisting of 2,525 units under operating leases. On November 1, 2010 ALC purchased nine residences consisting of 365 units it had previously leased (the “Purchased Properties”). At the date of this release ALC owned 161 residences consisting of 7,145 units and operated an additional 50 residences consisting of 2,160 units under operating leases.
Certain non-GAAP financial measures are used in this release. See the attached table for definitions of Adjusted EBITDA, reconciliations of net income to Adjusted EBITDA and non-GAAP financial measure reconciliation information.
The following unaudited table presents selected financial information for ALC’s owned and leased properties: (dollars in thousands)

	Three Months Ended					Nine Months Ended
	September 30, 2010					September 30, 2010
				Pro Forma	Pro Forma				Pro Forma	Pro Forma
		Net	Adjusted	Net	Adjusted		Net	Adjusted	Net	Adjusted
	Revenues	Income[2]	EBITDA[2]	Income[2,3]	EBITDA[2,4]	Revenues	Income[2]	EBITDA[2]	Income[2,3]	EBITDA[2,4]
Owned [1]	$44,345	$4,203	$14,093	$4,368	$14,789	$133,966	$10,774	$41,554	$11,236	$43,640
Leased	14,184	364	943	364	943	40,727	302	1,582	302	1,582

Total	$58,529	$4,567	$15,036	$4,732	$15,732	$174,693	$11,076	$43,136	$11,538	$45,222

(1)	Includes financial results associated with the Purchased Properties.

(2)	All amounts previously reported in the ALC financial statements as general and administrative expenses are allocated 100 percent to owned properties.

(3)	Includes pro forma adjustments (net of income tax affects) to: i) eliminate amounts historically recorded in residence lease expense, ii) add management’s estimate of interest expense, and iii) add or reduce depreciation expense from the Purchased Properties as if the purchase occurred on the first day of the reported period. See Reconciliation of Non-GAAP Financial Measures below.

(4)	Includes pro forma adjustments to eliminate amounts historically included in residence lease expense for the Purchased Properties as if the purchase occurred on the first day of the reported periods. Residence lease expense for the Purchased Properties was $696 and $2,086 for the three and nine month periods ended September 30, 2010, respectively.

About Us
Assisted Living Concepts, Inc. and its subsidiaries operate 211 senior living residences comprising 9,305 units in 20 states. ALC’s senior living residences typically consist of 40 to 60 units and offer residents a supportive, home-like setting and assistance with the activities of daily living. ALC employs approximately 4,100 people.
Forward-looking Statements
Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, including management’s expectations about improving occupancy and private pay mix, are forward-looking statements. Forward-looking statements generally include words such as “expect,” “project,” “point toward,” “intend,” “will,” ”indicate,” “anticipate,” “believe,” “estimate,” “plan,” “strategy” or “objective.” Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. In addition to the risks and uncertainties referred to in the release, other risks and uncertainties are contained in ALC’s filings with United States Securities and Exchange Commission and include, but are not limited to, the following: changes in the health care industry in general and the senior housing industry in particular because of governmental and economic influences; changes in general economic conditions, including changes in housing markets, unemployment rates and the availability of credit at reasonable rates; changes in regulations governing the industry and ALC’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against ALC; ALC’s ability to maintain and increase census levels; ALC’s ability to attract and retain qualified personnel; the availability and terms of capital to fund acquisitions and ALC’s capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on ALC’s forward-looking statements. All forward-looking statements contained in this release are necessarily estimates reflecting the best judgment of the party making such statements based upon current information. ALC assumes no obligation to update any forward-looking statement.
For further information, contact:
Assisted Living Concepts, Inc.
John Buono
Sr. Vice President, Chief Financial Officer and Treasurer
Phone: (262) 257-8999
Fax: (262) 251-7562
Email: jbuono@alcco.com
Visit ALC’s Website @ www.alcco.com

Non-GAAP Financial Measures
Adjusted EBITDA and Pro Forma Adjusted EBITDA
Adjusted EBITDA is defined as net income before income taxes, interest expense net of interest income, depreciation and amortization, non-cash equity based compensation expense, transaction costs and non-cash, non-recurring gains and losses, including disposal of assets and impairment of long-lived assets (including goodwill) and loss on refinancing and retirement of debt. Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA plus historically recorded residence lease expense resulting from nine residences consisting of 365 units that ALC previously leased and subsequently purchased on November 1, 2010, as if they were purchased on the first day of the reported period. Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measures of performance under accounting principles generally accepted in the United States of America, or GAAP. We use Adjusted EBITDA as a key performance indicator.
We understand that EBITDA, or derivatives such as Pro Forma Adjusted EBITDA, are customarily used by lenders, financial and credit analysts, and many investors as a performance measure in evaluating a company’s ability to service debt and meet other payment obligations or as a common valuation measurement in the long-term care industry. Moreover, ALC’s revolving credit facility contains covenants in which a form of EBITDA is used as a measure of compliance, and we anticipate EBITDA will be used in covenants in any new financing arrangements that we may establish. We believe Adjusted EBITDA and its derivatives provide meaningful supplemental information regarding our core results because this measure excludes the effects of non-operating factors related to our capital assets, such as the historical cost of the assets.
We report specific line items separately, and exclude them from Adjusted EBITDA and its derivatives because such items are transitional in nature and would otherwise distort historical trends. In addition, we use Adjusted EBITDA and its derivatives to assess our operating performance and in making financing decisions. In particular, we use Adjusted EBITDA and its derivatives in analyzing potential acquisitions and internal expansion possibilities. Adjusted EBITDA and its derivatives should not be considered in isolation or as a substitute for net income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. We present Adjusted EBITDA and its derivatives on a consistent basis from period to period, thereby allowing for comparability of operating performance.

Reconciliation of Non-Gaap Financial Measures
The following unaudited table sets forth a reconciliation of net income to Adjusted EBITDA and Pro Forma Adjusted EBITDA: (in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2010			September 30, 2010
	Owned (a)	Leased	Total	Owned (a)	Leased	Total
Net income	$4,203	$364	$4,567	$10,774	$302	$11,076
Add: provision for income taxes	2,389	210	2,599	6,167	173	6,340

Income before income taxes	6,592	574	7,166	16,941	475	17,416
Add:						—
Depreciation and amortization	5,376	369	5,745	16,006	1,107	17,113
Interest expense, net	1,891	—	1,891	5,670	—	5,670
Non-cash equity based compensation	252	—	252	614	—	614
Loss (gain) on disposal of fixed assets	(36)	—	(36)	279	—	279
Write-down of equity investments	—	—		2,026	—	2,026
Transaction expenses associated with property acquisition	18	—	18	18	—	18

Adjusted EBITDA	$14,093	$943	$15,036	$41,554	$1,582	$43,136

Pro forma Adjustments (b):
Net income	$165	—	$165	$462	—	$462
Provision for income taxes	94	—	94	266	—	266

Pro forma income before income taxes	259	—	259	728	—	728
Add:			—			—
Pro forma depreciation and amortization	(10)	—	(10)	17	—	17
Pro forma interest expense, net	447	—	447	1,341	—	1,341

Adjusted EBITDA from pro forma adjustments	$696	—	$696	$2,086	—	$2,086

Pro forma Adjusted EBITDA	$14,789	$943	$15,732	$43,640	$1,582	$45,222

(a)	Includes financial results associated with the Purchased Properties.

(b)	Includes pro forma adjustments (net of income tax affects) to: i) eliminate amounts historically recorded in residence lease expense, ii) add management’s estimate of interest expense, and iii) add or reduce depreciation expense from the Purchased Properties as if the purchase occurred on the first day of the reported period.